Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of August 31, 2007 (this “Agreement”), is entered into by and between OPEN ENERGY CORPORATION, a Nevada corporation (the “Company”), with headquarters located at 514 Via de la Valle, Suite 200, Solana Beach, CA 92075, and the purchasers set forth on the Schedule of Purchasers (collectively, the “Purchaser”), attached hereto as Schedule I (the “Schedule of Purchasers”).

W I T N E S S E T H:

A.            WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act;

B.            WHEREAS, the Company has authorized issuance of a new series of convertible notes of the Company, in the form attached hereto as Exhibit A (the “Note”) which Note shall be convertible into the Company’s common stock, par value $0.001 per share (the ”Common Stock”) (as converted, the “Conversion Shares”), in accordance with the terms of the Note;

C.            WHEREAS, the Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i)  Original Issue Discount Notes Series 08-01 in the principal amount of a One Million Dollars ($1,000,000), and (ii) warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”) to acquire up to One  Million Two Hundred Thousand (1,200,000) additional shares of Common Stock (as exercised, the “Warrant Shares”) for a total purchase price of Nine Hundred Fifty Thousand Dollars ($950,000)  (the “Purchase Price”);

D.            WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Purchaser are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

E.             WHEREAS, the Note, the Conversion Shares, the Warrant and the Warrant Shares, collectively, are referred to herein as the “Securities.”

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchaser hereby agree as follows:

1.               PURCHASE AND SALE OF NOTE AND WARRANT.

(a)   Purchase of Note and Warrant.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement and the other documents delivered in connection herewith, the undersigned Purchaser agrees to purchase and the Company agrees to sell and issue to Purchaser at the Closing:

(i) The Company’s Note payable to Purchaser in the amount set forth in the Schedule of Purchasers payable six (6) months from the Closing.  The Note shall generally be in the form attached hereto as Exhibit A.

(ii) The Company’s Warrant for the purchase of One Million Two Hundred Thousand (1,200,000) shares of Common Stock at an exercise price equal to the greater of fifty cents ($0.50) per share or the closing bid price of the stock on the last trading day preceding the Closing Date plus five cents ($0.05).  The Warrant shall be exercisable commencing on the Closing Date and shall expire at the close of business on the date which is the last day of the calendar month in which the fifth annual anniversary of the Closing Date occurs.  The Warrant shall generally be in the form attached hereto as Exhibit B.

(b)   Closing Date.  The closing of the purchase and sale of Securities in the principal amount of $1,000,000 shall take place at 12:00 p.m. Pacific Daylight Time on or before the 31st day of August 2007 (the “Closing Date”) at the offices of the Company, or such other place as is mutually agreed to by the Company and the Purchaser.

(c)   Form of Payment.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date: (i) the Purchaser shall deliver to the Company the Purchase Price for the Note and Warrant to be issued and sold to the Purchaser at the Closing, and (ii) the Company shall deliver to the Purchaser the Note and Warrant and other Transaction Documents referred to herein, duly executed on behalf of the Company.

2.               PURCHASER REPRESENTATIONS AND WARRANTIES; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Purchaser hereby represents and warrants to the Company that:

(a)   Investment Purpose.  The Purchaser is acquiring the Securities for his own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Purchaser reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.  The Purchaser does not currently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(b)   Accredited Investor Status.  The Purchaser is at the date hereof, and on each date on which it exercises the Warrant, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)   Reliance on Exemptions.  The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(d)   Information.  The Purchaser and his advisors (and his counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Securities which have been requested by him.  The Purchaser and his advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or his advisors, if any, or his representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below.  The Purchaser understands that his investment in the Securities involves a high degree of risk.  The Purchaser is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables the Purchaser to obtain information from the Company in order to evaluate the merits and risks of this investment.  The Purchaser has sought such accounting, legal and tax advice as he has considered necessary to make an informed investment decision with respect to his acquisition of the Securities.

(e)   Transfer or Resale.  Purchaser understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; notwithstanding the foregoing, the requirement to deliver a legal opinion as set out in clause (B) above shall not apply to transfers to an affiliate of the Purchaser; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares and/or Warrant Shares.

(f)    Legends.  The Purchaser agrees to the imprinting, so long as is required by this Section 2(f), of a restrictive legend in substantially the following form:

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Certificates evidencing the Conversion Shares or the Warrant Shares shall not contain any legend (including the legend set forth above) (i) while a registration statement covering the resale of such Security is effective under the Securities Act; (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144; or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).

(g)   Authorization, Enforcement.  This Agreement is a valid and binding agreement of the Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h)   Receipt of Documents.  The Purchaser has received and read in their entirety:  (i) this Agreement and each representation, warranty and covenant set forth herein and the Transaction Documents (as defined herein); (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s Form 10-KSB for the fiscal year ended May 31, 2006; (iv) the Company’s Forms 10-QSB for the fiscal quarters ended August 31, 2006, November 30, 2006 February 28, 2007; and (v) answers to all questions the Purchaser submitted to the Company regarding an investment in the Company; and the Purchaser has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(i)    No Legal Advice From the Company.  The Purchaser acknowledges that he had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his own legal counsel and investment and tax advisors.  The Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.     COMPANY REPRESENTATIONS.

To the best knowledge of the Company, the Company hereby represents and warrants to the Purchaser that:

(a)   Organization and Qualification.  The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, have the requisite corporate power and authority to own their properties carry on their business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification..

(b)   Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Note, the Warrant, the Registration Rights Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof; (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, the reservation for issuance and the issuance of the Conversion Shares, and the reservation for issuance and the issuance of the Warrant Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders; (iii) the Transaction Documents have been duly executed and delivered by the Company; (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c)   Capitalization.  The authorized capital stock of the Company consists of 1,125,000,000 shares of Common Stock, of which, as of August 10, 2007, approximately 108,000,000 shares of Common Stock are issued and outstanding.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as disclosed in the Disclosure Schedule and the Company’s SEC Documents: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries; (iii) there are no outstanding debt securities, Stocks, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its subsidiaries; (v) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) the Company and its subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.   No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(d)   Issuance of Securities.  The issuance of the Note and the Warrant is duly authorized and free from all taxes, liens and charges with respect to the issue thereof.  Upon conversion in accordance with the terms of the Note or exercise in accordance with the Warrant, as the case may be, the Conversion Shares and the Warrant Shares, when issued will be validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.  The Company has reserved from its duly authorized capital stock the appropriate number of shares of Common Stock as set forth in this Agreement.

(e)   No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note and the Warrant, and reservation for issuance and issuance of the Conversion Shares and Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the National Association of Securities Dealers Inc.’s OTC Bulletin Board) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)    SEC Documents; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  The Company has delivered to the Purchaser or his representatives, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Stocks thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Purchaser which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(h) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and not misleading.

(g)   Acknowledgment Regarding Purchaser’s Purchase of the Stock.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of his representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities.  The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(h)   No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(i)    Title.  All real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(j)    Internal Accounting Controls.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) the recorded amounts for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(k)   No Material Adverse Breaches, etc.  Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.  Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(l)    Tax Status.  The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(m)  No Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(n)   Investment Company.  The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(o)   Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(p)   Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Primary Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Primary

Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

4.               CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

(a)   Best Efforts.  Each party shall use his or its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)   Form D.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

(c)   Reporting Status.  Until the earlier of: (i) the date as of which the Purchaser may sell all of the Securities without restriction pursuant to Rule 144; or (ii) the date on which (A) the Purchaser shall have sold all the Securities and (B) the Note or Warrant are not outstanding, the Company shall file when due all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d)   Reservation of Shares.  On the date hereof, the Company shall reserve for issuance to the Purchasers 2,000,000 shares for issuance upon conversion of the Notes and 1,200,000 shares for issuance upon exercise of the Warrants, a total of 3,200,000 shares (collectively, the “Share Reserve”).  The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note and the full exercise of the Warrant.  If at any time the Share Reserve is insufficient to effect the full conversion of the Note or the full exercise of the Warrant, the Company shall increase the Share Reserve accordingly.  If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized.  The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.  Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(h)   Fees and Expenses.     Except for a structuring and due diligence fee of Twenty Thousand Dollars ($20,000), to be retained from the proceeds by Purchaser, each of the Company and the Purchaser shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents.

(i)    Participation in Future Financing.

(i)    From the date hereof until the date that is the twelve (12) month anniversary of the Closing Date, subject to participation rights in effect prior to the Closing Date between the Company and YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.), upon any issuance by the Company or any of its subsidiaries of Common Stock or common stock equivalents for cash consideration (a “Subsequent Financing”), the Purchaser shall have the right to participate in the Subsequent Financing, on a pro rata basis, up to an amount up to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.  In connection with Purchaser’s participation in any such future financing, Purchaser shall have the right to pay for any such securities in its sole discretion by: (i) delivering the purchase price to the Company in immediately available funds by wire transfer or certified bank check, or (ii) through the cancellation of all or any portion of the outstanding balance of the Note then held by Purchaser in an amount equal to such purchase price, or through a combination of (i) and (ii) above.

(ii)   At least 5 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchaser if he wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of the Purchaser, which shall be delivered to the Company within one (1) Trading Day of the Company’s delivery of a Pre-Notice, and only upon a request by the Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to the Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(iii)  The Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th Trading Day after the Purchaser has received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no notice from the Purchaser as of such 5th Trading Day, the Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(iv)  If by 5:30 p.m. (New York City time) on the 5th Trading Day after the Purchaser have received the Pre-Notice, notification by the Purchaser of his willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(v)   If by 5:30 p.m. (New York City time) on the 5th Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4(i) and (y) the sum of the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4(i).

(vi)  The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4(i), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice.

(vii)  Notwithstanding the foregoing, this Section 4(i) shall not apply in respect of (i) any Excluded Securities (as defined in the Note), or (ii) an underwritten public offering of Common Stock.

5.     CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.  The obligation of the Company hereunder to issue and sell the Note at the Closing, and to deliver the other Transaction Documents to the Purchaser, is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)   The Purchaser shall have executed the Transaction Documents and delivered them to the Company.

(b)   The Purchaser shall have delivered to the Company the Purchase Price for the Note and Warrant by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c)   The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date(s) as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

6.     CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE.  The obligation of the Purchaser to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date(s), of each of the following conditions:

(a)   The Company shall have executed the Transaction Documents and delivered the same to the Purchaser in accordance with this Agreement.

(b)   The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties already is qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
(d)   The Company shall have executed and delivered to the Purchaser the Note and Warrant.
(e)   The Purchaser shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Purchaser.
(f)    The Company shall have created the Share Reserve.

(g)   The Company shall have delivered the CEO Confirmation letter substantially in the form attached hereto as Exhibit D.

7.     INDEMNIFICATION.

(a)   (i)    The Company agrees to indemnify and hold harmless the Purchaser and his employees and agents from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which the Purchaser, his partners, affiliates, employees, and duly authorized agents, becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from a material breach of a material representation by the Purchaser or the Purchaser’s material failure to perform any covenant or agreement contained in this Agreement (in each case, as determined by a non-appealable judgment to such effect).

(ii)   The Company hereby agrees that, if the Purchaser, other than by reason of his gross negligence or willful misconduct or by reason of his trading of the Common Stock in a manner that is illegal under the federal securities laws (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, or if the Purchaser is impleaded in any such action, proceeding or investigation by any person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Documents, or (z)

is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company shall indemnify, defend and hold harmless the Purchaser from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Purchaser, directly or indirectly, and reimburse the Purchaser for his reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred.  The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees (if any), as the case may be, of the Purchaser and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser, any such affiliate and any such person.  The Company also agrees that neither the Purchaser nor any such affiliate, partner, director, agent, or employee of the Purchaser person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Documents, except to the extent such liability is based on a material misrepresentation made by the Purchaser in Section 2 hereof or the Purchaser’s material failure to perform any material covenant or agreement of the Purchaser contained in the Transaction Documents (in each case, as determined by a non-appealable judgment to such effect).

(b)   All claims for indemnification by any Indemnified Party (as defined below) under this Section 7 shall be asserted and resolved as follows:

(i)    In the event that any claim or demand in respect of which any person claiming indemnification under any provision of this Section 7 (an “Indemnified Party”) might seek indemnity under paragraph (a) of this Section 7 is asserted against or sought to be collected from such Indemnified Party by a person other than a party hereto or an affiliate thereof (a “Third Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim for indemnification that is being asserted under any provision of this Section 7 against any person (the “Indemnifying Party”), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party.  If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party’s ability to defend has been prejudiced by such failure of the Indemnified Party.  The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes his or its liability or the amount of his or its liability to the Indemnified

Party under this Section 7 and whether the Indemnifying Party desires, at his or its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.  The following provisions shall also apply.

(x)    If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 7(b), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section 7).  The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect his or its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest.  The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear his or its own costs and expenses with respect to such participation.  Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives his or its right to indemnity under paragraph (a) of this Section 7 with respect to such Third Party Claim.

(y)   If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section 7, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, each in a reasonable manner, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified

Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld).  The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and his or its counsel in contesting any Third Party Claim which the Indemnified Party is contesting.  Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes his or its liability or the amount of his or its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this subparagraph (y) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation.  The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear his or its own costs and expenses with respect to such participation.

(z)    If the Indemnifying Party notifies the Indemnified Party that it does not dispute his or its liability or the amount of his or its liability to the Indemnified Party with respect to the Third Party Claim under paragraph (a) of this Section 7 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes his or its liability or the amount of his or its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section 7 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand.  If the Indemnifying Party has timely disputed his or its liability or the amount of his or its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(ii)   In the event that any Indemnified Party should have a claim under Section 7(a) against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 7(a) specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the Indemnifying Party.  The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby.  If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 7(a) and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand.  If the Indemnifying Party has timely disputed his or its liability or the amount of his or its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(c)   The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities to which the indemnifying party may be subject.

8.     GOVERNING LAW: MISCELLANEOUS

(a)   Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)   Counterparts.  This Agreement may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(c)   Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)   Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)   Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)    Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:  Open Energy Corporation

514 Via de la Valle, Suite 200

Solana Beach, CA 92075

Attention:  David Saltman, Chief Executive Officer

Telephone:  858-794-8800

Facsimile:  858-794-8811

With a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati Professional Corporation

12235 El Camino Real, Suite 200

San Diego, CA 92130-3002

Attention: Martin J. Waters, Esq.

Telephone:  858-350-2300

Facsimile:  858-350-2399

If to the Purchaser:      Such addresses as set forth on the Schedule of Purchasers.

With a copy to(which shall not constitute notice):

Richardson & Patel LLP

405 Lexington Avenue, 26th Floor

New York, NY 10174

Attention: Jody R. Samuels, Esq.

Telephone: 212-907-6686

Facsimile:   212-907-6687

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)   Successors and Assigns.  Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h)   No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)    Survival.  Unless this Agreement is terminated under Section 8(l), the representations and warranties of the Company and the Purchaser contained in Sections 2 and 3, the agreements and covenants set forth in Section 4, and the indemnification provisions set forth in Section 7 shall survive the Closing for a period of two (2) years following the date on which the Note is converted in full.  The Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)    Publicity.  The Company and the Purchaser shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Purchaser in connection with any such press release or other public disclosure prior to its release and Purchaser shall be provided with a copy thereof upon release thereof).

(k)   Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)    Termination.  In the event that the Closing shall not have occurred on or before August 31, 2007 due to the Company’s or the Purchaser’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

(m)  No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)   Jury Trial Waiver.  The Company and the Purchaser hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Documents.

(o)   Specific Performance.  The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Documents were not performed in accordance with his or its specific terms or were otherwise breached.  It is accordingly agreed that the parties (including any Purchaser) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a Notice of Conversion or a Notice of Exercise, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, based on any claim that the Purchaser has violated any provision hereof or for any other reason, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and then obtained a court order specifically directing it not to deliver said stock certificates to the Purchaser.  This provision is deemed incorporated by reference into each of the Transaction Documents as if set forth therein in full.

(p)   No Waiver by Failure or Delay.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on his or its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

COMPANY

OPEN ENERGY CORPORATION

/s/ David Saltman
Name: David Saltman
Title: Chief Executive Officer

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on his or its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

PURCHASER

/s/ Erwin Speckert
Name: Erwin Speckert
Its: Managing Director

Signature Page to Securities Purchase Agreement

List of Exhibits

EXHIBIT A	FORM OF NOTE

EXHIBIT B	FORM OF WARRANT

EXHIBIT C	FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D	CEO CERTIFICATION

SCHEDULE I

Schedule of Purchasers

Purchaser	Address and Facsimile Number	Aggregate Principal Amount of Notes	Number of Warrant Shares	Aggregate Purchase Price	Legal Representative’s Address and Facsimile Number

Everest Asset Management AG	Rämistrasse 8, P.O. Box 659, CH-8024 Zürich Switzerland	$1,000,000	1,200,000	$950,000	Everest Asset Management AG Rämistrasse 8, P.O. Box 659, CH-8024 Zürich Switzerland

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

CEO CONFIRMATION LETTER

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